Exhibit 99.1

Media Contact:
Becky Farina
Napster
310-281-5005
becky.farina@napster.com

Investor Contacts:
Alex Wellins or Jennifer Jarman
The Blueshirt Group, for Napster
(415) 217-7722
alex@blueshirtgroup.com; jennifer@blueshirtgroup.com

NAPSTER ACHIEVES NUMBER ONE MARKET SHARE IN

ON DEMAND MUSIC SUBSCRIPTIONS WITH

OVER 830,000 SUBSCRIBERS

AND WILL EXCEED FOURTH QUARTER GUIDANCE

LOS ANGELES, Calif. - April 3, 2007 - Napster (Nasdaq: NAPS) today announced that it expects to report results that are ahead of the Company’s prior guidance for the fourth fiscal quarter ended March 31, 2007. When Napster releases financial results on May 16, 2007, it anticipates reporting more than $28 million in revenue and over 830,000 paid subscribers.

“Napster concludes our fiscal year 2007 with over 830,000 paid subscribers, which we believe makes us the largest on-demand music subscription service in the industry with a paid subscriber base that is both larger than Rhapsody, as well as larger than all of the remaining subscription competitors combined,” said Chris Gorog, Napster’s chairman and chief executive officer. “In mid-March, we successfully integrated over 225,000 AOL Music Now paid subscribers onto the Napster service, and our payment to AOL will be adjusted accordingly to reflect the actual subscriber count. We also enjoyed healthy organic growth adding another 40,000 net paid subscribers during the quarter. Napster ends the fiscal year with over 785,000 premium subscribers, including Japan, and approximately 45,000 university subscribers for a total of over 830,000 paid subscribers globally. Napster’s number one market share position in on demand music subscription together with our leadership position in wireless marketing partnerships, including our recently announced partnership with AT&T, creates a very healthy foundation for the continuing development of our business.”

Conference Call Information

Napster will host a conference call for analysts and investors at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday, May 16, 2007. Participating on the call will be CEO Chris Gorog and CFO Nand Gangwani. To participate on the live call, analysts and investors should dial 800-218-8862 at least ten minutes prior to the call. To participate on the live call from outside the U.S., dial 303-262-2125. Napster will also host a live web cast of the conference call at the "Investor Relations" section of the company’s Web site (http://investor.napster.com). A telephonic replay will also be available for 48 hours following the call by dialing 800-405-2236 and entering passcode 11087343#.

About Napster

Napster, the pioneer of digital music, offers the ultimate interactive music experience. With an expanding roster of offerings including free, Web- based music listening and sharing, subscription and portable subscription services, and an advanced mobile music platform, Napster creates better ways to discover, share, acquire and enjoy music -- anytime, anywhere. Napster is headquartered in Los Angeles, with offices in Frankfurt, Luxembourg, New York, San Diego, San Jose and Tokyo.

Safe Harbor Statement

Except for historical information, the matters discussed in this press release, in particular matters related to Napster’s market position and wireless partnerships, are forward-looking statements that are subject to certain risks and uncertainties such as decreased demand for Napster’s products and services; failure of Napster products to interoperate with the hardware products of its customers; intense competition; failure to maintain relationships with strategic partners and content providers; and general economic conditions; that could cause actual results to differ materially from those projected. Additional information on these and other factors are contained in Napster's reports filed with the Securities and Exchange Commission (SEC), including the Company's Quarterly Report on Form 10-Q as filed with the SEC on February 8, 2007, copies of which are available at the website maintained by the SEC at http://www.sec.gov. Napster assumes no obligation to update the forward-looking statements included in this press release.

Copyright (C) 2007 Napster, LLC. All rights reserved. Napster, Napster Mobile, Napster To Go and Napster Light are either trademarks or registered trademarks of Napster, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are owned by their respective owners.